UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 27, 2005

(Date of earliest event reported)

CELLCO PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	333-92214	22-3372889
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 Washington Valley Road Bedminster, NJ	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 306-7000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 27, 2005, Verizon Communications Inc. (“Verizon”) issued a press release announcing earnings for the fourth quarter and full year 2004. This press release includes information related to the results of operations and financial condition of Cellco Partnership d/b/a Verizon Wireless (the “Registrant”) for the fourth quarter and full year 2004. Attached as an exhibit hereto is a press release and financial tables dated January 27, 2005 issued by Verizon.

Non-GAAP Measures

Verizon’s press release and financial tables include financial information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. The non-GAAP financial information may be determined or calculated differently by other companies.

The consolidated statements of income before special items eliminate special items and non-recurring items of revenues, expenses, gains and losses primarily as a result of their non-operational and/or non-recurring nature. Management believes this presentation of operating performance assists readers in better understanding our results of operations and trends from period to period, consistent with management’s evaluation of Verizon’s consolidated and segment results of operations for a variety of internal measures including strategic business planning, capital allocation and compensation. Management believes that the consolidated statements of income before special items provide current and prior period results of operations on a comparable basis as well as provide trends that are more indicative of future operating results than GAAP results of operations, given the non-operational and/or non-recurring nature of the special items removed for purposes of reporting results of operations before special items. While some of these items have been periodically reported in Verizon’s consolidated results of operations, such as significant severance and impairment charges, their occurrence in future periods is dependent upon future business and economic factors, among other evaluation criteria, and may frequently be beyond the control of management. As a result of these factors, management also provides this information externally, along with a complete reconciliation to their comparable GAAP amounts so readers have access to the detail and general nature of adjustments made to GAAP results. Descriptions of the special items are provided in the schedules accompanying the news release.

Management believes that Verizon’s operating income margins adjusted to exclude net pension and other postretirement (OPEB) expenses, Domestic Telecom’s operating income margins and cash expenses excluding pension/OPEB and Verizon Wireless’s operating income before depreciation and amortization (EBITDA) and EBITDA margin, additional non-GAAP financial measures, are also useful to investors and other users of our financial information in evaluating operating financial performance. Operating income margins and cash expenses excluding net pension/OPEB expenses are non-GAAP operating performance measures used internally to evaluate current and prior operating expense efficiency, as well as assist management in evaluating the financial results of Verizon and its largest operating segment with and without a significant expense driver compared to prior periods. Management believes this presentation assists readers in better understanding the impact of this significant expense driver on our results of operations and trends from period to period. In addition, Verizon Wireless’s EBITDA is determined by adding-back depreciation and amortization to operating income and the Verizon Wireless EBITDA margin is calculated by dividing Verizon Wireless’s EBITDA by Verizon Wireless’s service revenues. Verizon Wireless’s EBITDA and EBITDA margin are non-GAAP operating performance measures that are used internally to evaluate current operating expense efficiency and operating profitability on a more variable cost basis by excluding the depreciation and amortization expenses related primarily to capital expenditures and acquisitions (particularly customer base amortization) that occurred in prior years. In addition, Verizon management uses this information to evaluate operating performance in relation to Verizon Wireless’s competitors. The Verizon Wireless EBITDA margin utilizes service revenues rather than total revenues. Service revenues exclude primarily equipment revenues (as well as other non-service revenues) in order to capture the impact of providing service to the wireless customer base on an ongoing basis. Verizon Wireless’s EBITDA margin is presented along with Verizon Wireless’s operating income margin so as not to imply more emphasis should be placed on it than the corresponding GAAP measure. Management believes this presentation assists readers in preparing comparisons of this type of performance measure (operating profitability) using the GAAP measure as well as the measure segment management evaluates segment results and performs comparisons to other wireless carriers.

Free cash flow, a non-GAAP financial measure, is also useful to investors and other users of our financial information in evaluating liquidity and operating financial performance. Free cash flow is a financial measure that is commonly used by readers of financial information in assessing financial performance, including liquidity and the company’s ability to meet obligations with available cash flows and cash balances. Management uses free cash flow information for allocating resources to debt repayment and for other cash investing and financing activities. The definition of free cash flow, cash from operating activities less capital expenditures and dividends paid to Verizon’s shareowners, is readily determinable from amounts provided in Verizon’s consolidated statements of cash flows.

It is management’s intent to provide non-GAAP financial information to enhance understanding of Verizon’s GAAP consolidated financial statements and should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CELLCO PARTNERSHIP

Date: January 27, 2005	By:	/s/ Steven E. Zipperstein
Steven E. Zipperstein
Vice President – Legal & External Affairs,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99	Press release and financial tables, dated January 27, 2005, issued by Verizon Communications Inc. and contained in its Investors Relations Bulletin.